UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 17, 2013

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1145 Hembree Road

Roswell, GA 30076

(Address of Principal Executive Offices)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                           Amendments to Articles of Incorporation.

On October 17, 2013, AdCare Health Systems, Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to its Articles of Incorporation with the Ohio Secretary of State to designate 200,000 undesignated shares of the Company’s preferred stock, no par value per share, as shares of the Company’s 10.875% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”).  As a result of the Certificate of Amendment, the Company has the authority to issue up to 950,000 shares of Series A Preferred Stock.  The Certificate of Amendment does not otherwise affect the terms of the Series A Preferred Stock.

The foregoing description of the Certificate of Amendment is qualified in its entirety by reference thereto, a copy of which is attached hereto as Exhibit 3.1 and is incorporated by reference.

Item 8.01                                           Other Events.

As previously reported on the Company’s Current Report on Form 8-K on October 7, 2013, attached hereto as Exhibit 99.1 is a copy of that certain letter agreement, dated October 1, 2013, among the Company, Park City Capital, LLC and Michael J. Fox.

Item 9.01                                           Financial Statements and Exhibits.

(d)                             Exhibits.

3.1                                           Certificate of Amendment to AdCare Health Systems, Inc.’s Amended and Restated Articles of Incorporation, dated October 17, 2013.

99.1                                    Letter Agreement, dated October 1, 2013, among AdCare Health Systems, Inc., Park City Capital, LLC and Michael J. Fox.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2013	ADCARE HEALTH SYSTEMS, INC.

/s/ Boyd P. Gentry
Boyd P. Gentry
Chief Executive Officer

EXHIBIT INDEX

3.1	Certificate of Amendment to AdCare Health Systems, Inc.’s Amended and Restated Articles of Incorporation, dated October 17, 2013.

99.1	Letter Agreement, dated October 1, 2013, among AdCare Health Systems, Inc., Park City Capital, LLC and Michael J. Fox.